Exhibit 10.13

FRAMEWORK AGREEMENT

BETWEEN

AFRICAN AGRICULTURE INC

AND

MPS INFRASTRUCTURE INC

SOLAR POWER GENERATION

This Framework Agreement (hereinafter the “Agreement”) is entered into as of

July 14, 2021 Between:	African Agriculture Inc (“African Ag”)
445 Park Avenue Ninth Floor New York, NY 10022

And

MPS Infrastructure (“MPS”)
110 West 40th Street Suite 300
New York, NY 10023

Each a “Party” and collectively the “Parties”

WHEREAS, African Ag desires to establish solar PV power generation sufficient to supply current and future needs of the [ farm name ], and

WHEREAS, MPS designs, finances, constructs and operates solar PV power generation plants, and

WHEREAS, MPS will design, finance, build and operate a solar PV plant (the “Solar PV Plant”) to African Ag’s specifications and requirements,

WHEREAS, African Ag will provide land for construction of the Solar PV Plant, and sufficient land for associated infrastructure and operations (“Site”), and

WHEREAS, African Ag and MPS will execute a Concession Agreement whereby African Ag will provide all licenses, permits, approvals and rights of way in order for MPS to (a) generate power and (b) sell power both to African Ag, a private power consumer and, if determined to be consistent with African Ag’s needs and Senegal regulations, (c) to provide power to the Grid, and

WHEREAS African Ag and MPS will enter into a 25 year Power Purchase Agreement (“PPA”) whereby the Solar PV Plant will be transferred to African Ag at the end of the term, and

WHEREAS, the Parties agree to operate on an “open book” basis such that the per kwhr tariff charged by MPS will provide an IRR of 20%.

Now, therefore, African Ag and MPS have agreed the following as the basis for the above-described project (the “Project”):

1.	The Parties will work together in close coordination with respect to the negotiation, execution and delivery of definitive agreements (including but not limited to a Concession Agreement and PPA incorporating the terms hereof (including the above recitals) and containing such other representations, warranties, terms and conditions customary in such agreements and mutually agreeable to the parties (the “Definitive Agreements”). Among other things, the Definitive Agreements shall further detail the execution of the Parties’ respective roles and responsibilities and how those roles and responsibilities interact within the overall scope of the Project.

2.	Description of the Solar PV Plant

3.	Upon execution of the Definitive Agreements, MPS will have the following responsibilities:

a.	Contract, finance, build, commission and deliver a Solar PV Plant with a minimum power output of 40MW during peak hours with battery storage capacity to provide [ ] MW at during non-peak hours

b.	Provide appropriate transformers in order to deliver power based on requirements and technical specifications.

c.	Provide metering at the power generation source

d.	Provide management for the Solar PV Plant operations, as well as personnel to conduct maintenance and repairs

e.	Conduct operations in an environmentally friendly fashion

f.

4.	Upon execution of the Definitive Agreements, African Ag will have the following responsibilities:

a.	Enter into a Concession Agreement and arrange for all agreements, consents and approvals needed to operate the Solar PV Plant and to generate and deliver power to African Ag

b.	Provide the Site

c.	Enter into a 25-year Power Purchase Agreement incorporating an agreed upon take or pay provision (“PPA”) with MPS

d.	Provide an interconnection point to receive the power generated

e.	Provide a workforce comprised of local residents to be available for all Site preparation and for training and operation of the Solar PV Plant under supervision by MPS personnel

f.	Prepare the Site for the Solar PV panels and other equipment to be delivered and installed per specifications provided by MPS

g.	Arrange for ground transport of the Solar PV Plant elements from the port of delivery to the Site and for security during transport

h.	Assist MPS with local requirements and information regarding environmental impact study (EIS), health and safety and other local requirements

i.	Arrange for security at the Site

5.	African Ag will be the counterparty to the PPA (and all other agreements) with MPS and will be responsible to pay MPS according to terms of the PPA. African Ag’s owner(s) or a nominee, approved at MPS’ sole discretion, will guarantee African Ag’s obligations under the PPA.

6.	African Ag will pay MPS [ ] kwhr that will provide a 20% IRR to MPS.

7.	The Definitive Agreements shall further provide for a more detailed responsibility matrix to be updated from time to time by agreement between the Parties and, among other things, the Parties shall execute additional documentation as necessary. The Parties agree that time is of the essence with respect to the preparation and execution of the Definitive Agreements, and that the Parties will diligently work together to complete execute the Definitive Agreements at a closing as soon as possible.

8.	Each Party and its signatory represent and warrant that the Party and its signatory have the requisite authority to enter into this Framework Agreement

9.	The Parties may acquire certain non-public information respecting the Project, including information which is labeled or reasonably understood to be proprietary or confidential in nature (“Confidential Information”). The Confidential Information will be used solely for the purpose of the Project, and such Confidential Information will be kept strictly confidential by the Parties and their representatives, agents and controlling persons (collectively, “Representatives”), except that the Confidential Information or portions thereof may be disclosed to other persons and entities as necessary for purposes of the Project (it being understood that prior to such disclosure, such persons or entities will be informed of the confidential nature of the Confidential Information and shall agree to be bound to keep the same confidential).

10.	This Framework Agreement shall be governed by and construed in accordance with laws of England and Wales. Legal Jurisdiction governing future definitive agreements such as the Power Purchase Agreement will be agreed on by the Parties based on acceptance by the guarantor(s) and lender(s) The Definitive Agreements shall contain substantially the same dispute resolution provision.

11.	Any dispute, controversy, or claim, arising out of or in connection with this Framework Agreement or its subject matter or formation, whether in tort, contract, under statute, or otherwise, including any question regarding its existence, validity, interpretation, breach, or termination, and including any non-contractual claim, will be finally and exclusively resolved by arbitration under the London Court of International Arbitration (“LCIA”) Administered Rules for Arbitration (the “Rules”) The seat of the arbitration will be London; the language of the arbitration will be English

12.	Prohibited Payments No Party shall pay, offer, promise to pay, or authorize the payment directly or indirectly through any other person or firm, of any moneys or anything of value to any government official or employee or any political party or candidate for political office, for the purpose of inducing or rewarding any action by any customer or official favorable to either Party in connection with this Framework Agreement or commercial bribery

13.	This Agreement shall remain in effect and binding on the Parties until the sooner of (i) twelve months from execution of this Agreement or (ii) execution of the Definitive Agreements

14.	Exclusivity In consideration of the risks and expenses to be incurred by each Party in continuing negotiations with the other Party regarding binding commercial agreements in respect of the subject matter of this Framework Agreement, African Ag shall not, while this Framework Agreement remains effective, negotiate with any other persons or entities regarding the generation of power as outlined in this Agreement

IN WITNESS WHEREOF, the Parties have caused this Framework Agreement to be executed by their duly authorized representatives the day and year first before written.

Agreed July 8 2021

African Agriculture Inc.		MPS Infrastructure Inc.

By:	/s/ Alan Kessler	By:	/s/ Bjorn Q. AAserod
Name:	ALAN KESSLER	Name:	Bjorn Q. AAserod
	CHAIRMAN & CEO		Executive Chairman

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